Exhibit 99.1

Baker Hughes Announces Fourth-Quarter and Full-Year 2024 Results
Fourth-quarter highlights
•Orders of $7.5 billion, including $3.8 billion of IET orders.
•RPO of $33.1 billion, including IET RPO of $30.1 billion.
•Revenue of $7.4 billion, up 8% year-over-year.
•GAAP diluted EPS of $1.18 and adjusted diluted EPS* of $0.70.
•Adjusted EBITDA* of $1,310 million, up 20% year-over-year.
•Cash flows from operating activities of $1,189 million and free cash flow* of $894 million.
Full-year highlights
•Orders of $28.2 billion, including $13.0 billion of IET orders.
•Revenue of $27.8 billion, up 9% year-over-year.
•Attributable net income of $2,979 million.
•GAAP diluted EPS of $2.98 and adjusted diluted EPS* of $2.35.
•Adjusted EBITDA* of $4,591 million, up 22% year-over-year.
•Cash flows from operating activities of $3,332 million and free cash flow* of $2,257 million.
•Returns to shareholders of $1,320 million, including $484 million of share repurchases.
HOUSTON & LONDON (January 30, 2025) – Baker Hughes Company (Nasdaq: BKR) ("Baker Hughes" or the "Company") announced results today for the fourth-quarter and full-year 2024.
"2024 proved to be a momentous year for Baker Hughes. We closed out the year with exceptional fourth-quarter results, setting new quarterly and annual records for revenue, free cash flow and our adjusted measures of EPS, EBITDA, and EBITDA margin. Our strategy to drive profitable growth and continuous margin improvement is working. Looking forward, we will continue our journey to transform the Company, and we expect 2025 to demonstrate another strong year of EBITDA growth, led by our IET segment," said Lorenzo Simonelli, Baker Hughes Chairman and Chief Executive Officer.
"IET booked $3.8 billion of orders in the fourth quarter, supported by strong LNG orders and another gas infrastructure award. Including this strong end to the year, 2024 orders totaled $13 billion, the second highest order year ever. This order performance highlights the end-market diversity and versatility of our portfolio."
"Overall, our margin increase across both segments continues to demonstrate strong progress on the journey toward 20% segment EBITDA margins. Transformation actions will continue to be a major driver of our margin improvements as we progress through 2025 and beyond. We remain confident in achieving our 20% EBITDA margin targets for OFSE this year and IET in 2026."

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
"As reflected in our strong 2024 results and our exceptional margin improvement, Baker Hughes has evolved into a more profitable energy and industrial technology company. Company results are benefiting from strong execution, sharpened commercial focus and improved productivity gains. Our confidence in the durability and growth of our earnings and free cash flow positions us to continue growing our dividend, highlighted by the announcement to increase our quarterly dividend by 10% to $0.23."
"I would like to thank the Baker Hughes team for yet again delivering outstanding results. As we continue our journey to move Baker Hughes forward, we remain committed to our customers, shareholders, and employees," concluded Simonelli.
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

	Three Months Ended			Variance
(in millions except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Orders	$7,496	$6,676	$6,904	12%	9%
Revenue	7,364	6,908	6,835	7%	8%
Net income attributable to Baker Hughes	1,179	766	439	54%	168%
Adjusted net income attributable to Baker Hughes*	694	666	511	4%	36%
Operating income	665	930	651	(29)%	2%
Adjusted operating income*	1,019	930	816	10%	25%
Adjusted EBITDA*	1,310	1,208	1,091	8%	20%
Diluted earnings per share (EPS)	1.18	0.77	0.43	54%	171%
Adjusted diluted EPS*	0.70	0.67	0.51	4%	37%
Cash flow from operating activities	1,189	1,010	932	18%	28%
Free cash flow*	894	754	633	19%	41%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
Quarter Highlights
Industrial & Energy Technology ("IET") recorded another strong quarter of gas infrastructure orders, booking an equipment award from Tecnicas Reunidas for the third expansion phase of the Jafurah unconventional gas field in the Kingdom of Saudi Arabia. Gas Technology Equipment ("GTE") will supply a total of 12 electric motor-driven compression trains and auxiliary treatment equipment for gas processing. This contract builds upon Baker Hughes' long-standing relationship with Aramco and follows previous contract awards in 2022, bringing the total to 24 electric motor-driven compressors and an additional 14 compressors supplied by Baker Hughes for multiple Jafurah gas processing plants.
In demonstration of its well-established leadership position in liquefied natural gas ("LNG") technology solutions, Baker Hughes received multiple project awards in the fourth quarter. As part of a master equipment supply agreement, IET received a major contract to provide a modularized LNG system and power island to Venture Global. IET also received, from Bechtel Energy, a GTE award to supply eight LM6000 PF+ driven main refrigeration compressors and eight expander compressors across two LNG trains for a nameplate capacity of approximately 11 million ton per annum for Phase 1 of Woodside Energy's Louisiana project.
Gas Technology Services ("GTS") continues to demonstrate leadership in turbomachinery aftermarket service, booking several notable service and upgrade awards to backlog. GTS signed a long-term services agreement to support Phases 1 and 2 of Venture Global’s Plaquemines LNG project, and also signed a 25-year services

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
agreement with a NextDecade affiliate to support its Rio Grande LNG facility. Additionally, GTS received an award from an energy operator to provide planned maintenance activities to assure reliability, availability, and efficiency of turbomachinery at their LNG facility in Asia Pacific. The capabilities of IET’s iCenter™ will also be utilized to drive improved outcomes for the customer. Finally, GTS booked multiple upgrade awards for gas infrastructure projects in the Middle East and Europe.
Climate Technology Solutions ("CTS") secured multiple awards targeting flare reduction. As announced at COP29 in Baku, Azerbaijan, CTS will provide SOCAR, the state-owned oil company of Azerbaijan, with an integrated gas recovery and hydrogen sulfide removal system to significantly reduce downstream flaring at the Heydar Aliyev Oil Refinery. Separately in the Middle East, CTS will supply electric-driven centrifugal compressors for one of the largest gas processing and flare gas recovery projects globally.
Oilfield Services & Equipment ("OFSE"), through its Mature Assets Solutions ("MAS") offering, received a multi-year contract from Eni to help unlock bypassed reserves in one of Europe's largest developments. Baker Hughes will utilize its AutoTrak eXactTM rotary steerable drilling system to reduce risks and execution costs for Eni. OFSE also booked another MAS award in the Middle East to provide artificial lift services in a super-giant oilfield, including advanced permanent magnet motors for improved electric submersible pump efficiency.
Baker Hughes experienced a strong order quarter for flexible pipe systems in Brazil. Following a third-quarter 2024 award, OFSE received another flexible pipe systems award from Petrobras after an open tender, reinforcing this important relationship and Baker Hughes’ leading position in the product line. The capability of Baker Hughes’ flexible pipe systems to address the critical issue of stress-induced corrosion cracking from CO2 resulted in this significant award for approximately 48 miles of flexible pipe systems to be installed across four different fields. Additionally, OFSE received an order from Brava Energia to supply 9 miles of flexible pipe systems to be deployed in the Campos Basin.
OFSE also advanced its digitalization and artificial intelligence capabilities, signing an agreement with AIQ, ADNOC and CORVA to launch the AI Rate of Penetration (ROP) Optimization initiative. The project aims to enhance drilling efficiency in real-time by providing insights and recommendations for optimizing weight on bit, rotations per minute and other critical parameters.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Consolidated Revenue and Operating Income by Reporting Segment

(in millions)	Three Months Ended			Variance
	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Oilfield Services & Equipment	$3,871	$3,963	$3,956	(2)%	(2)%
Industrial & Energy Technology	3,492	2,945	2,879	19%	21%
Segment revenue	7,364	6,908	6,835	7%	8%

Oilfield Services & Equipment	526	547	492	(4)%	7%
Industrial & Energy Technology	584	474	412	23%	42%
Corporate (1)	(91)	(91)	(88)	—%	(3)%
Inventory impairment (2)	(73)	—	(2)	NM	NM
Restructuring, impairment and other	(281)	—	(163)	NM	(73)%
Operating income	665	930	651	(29)%	2%
Adjusted operating income*	1,019	930	816	10%	25%
Depreciation & amortization	291	278	274	5%	6%
Adjusted EBITDA*	$1,310	$1,208	$1,091	8%	20%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
"NM" is used when the percentage variance is not meaningful.
(1)Corporate costs are primarily reported in "Selling, general and administrative" in the consolidated statements of income (loss).
(2)Charges for inventory impairments are reported in "Cost of goods sold" in the consolidated statements of income (loss).
Revenue for the fourth quarter of 2024 was $7,364 million, an increase of 7% sequentially and an increase of 8% year-over-year. The increase in revenue year-over-year was driven by IET.
The Company's total book-to-bill ratio in the fourth quarter of 2024 was 1.0; the IET book-to-bill ratio was 1.1.
Operating income as determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), for the fourth quarter of 2024 was $665 million. Operating income decreased $265 million sequentially and increased $13 million year-over-year. Restructuring, impairment, and other charges were $281 million in the fourth quarter of 2024, primarily related to streamlining of the OFSE operating model.
Adjusted operating income (a non-GAAP financial measure) for the fourth quarter of 2024 was $1,019 million, which excludes adjustments totaling $354 million. A list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted operating income for the fourth quarter of 2024 was up 10% sequentially and up 25% year-over-year.
Depreciation and amortization for the fourth quarter of 2024 was $291 million.
Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2024 was $1,310 million, which excludes adjustments totaling $354 million. See Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the fourth quarter was up 8% sequentially and up 20% year-over-year.
The sequential increase in adjusted operating income and adjusted EBITDA was driven by higher volume in IET and structural cost-out initiatives in both segments, primarily offset by lower volume in OFSE. The year-over-year increase in adjusted operating income and adjusted EBITDA was driven by higher pricing and structural cost-out initiatives in both segments, and increased volume in IET primarily from higher proportionate growth in GTE, partially offset by decreased volume in OFSE and cost inflation in both segments.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Other Financial Items
Remaining Performance Obligations ("RPO") in the fourth quarter of 2024 ended at $33.1 billion, a decrease of $0.3 billion from the third quarter of 2024. OFSE RPO was $3.0 billion, down 6% sequentially, while IET RPO was $30.1 billion, down $100 million sequentially. Within IET RPO, GTE RPO was $11.8 billion and GTS RPO was $15.0 billion.
Income tax benefit in the fourth quarter of 2024 was $398 million reflecting the impact of a valuation allowance release in the U.S. The valuation allowance has been released primarily as a result of the U.S. moving into a cumulative three-year profit position.
Other non-operating income in the fourth quarter of 2024 was $181 million. Included in other non-operating income were net mark-to-market gains in fair value and gains from sale for certain equity investments of $196 million.
GAAP diluted earnings per share was $1.18. Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.70. Excluded from adjusted diluted earnings per share were all items listed in Table 1c in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $1,189 million for the fourth quarter of 2024. Free cash flow (a non-GAAP financial measure) for the quarter was $894 million. A reconciliation from GAAP has been provided in Table 1d in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $295 million for the fourth quarter of 2024, of which $195 million was for OFSE and $87 million was for IET.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Orders	$3,740	$3,807	$3,874	(2)%	(3)%
Revenue	$3,871	$3,963	$3,956	(2)%	(2)%
Operating income	$526	$547	$492	(4)%	7%
Operating margin	13.6%	13.8%	12.4%	-0.2pts	1.1pts
Depreciation & amortization	$229	$218	$217	5%	6%
EBITDA*	$755	$765	$709	(1)%	7%
EBITDA margin*	19.5%	19.3%	17.9%	0.2pts	1.6pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Well Construction	$943	$1,050	$1,122	(10)%	(16)%
Completions, Intervention, and Measurements	1,022	1,009	1,086	1%	(6)%
Production Solutions	974	983	990	(1)%	(2)%
Subsea & Surface Pressure Systems	932	921	758	1%	23%
Total Revenue	$3,871	$3,963	$3,956	(2)%	(2)%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
North America	$971	$971	$1,018	—%	(5)%
Latin America	661	648	708	2%	(7)%
Europe/CIS/Sub-Saharan Africa	740	933	707	(21)%	5%
Middle East/Asia	1,499	1,411	1,522	6%	(2)%
Total Revenue	$3,871	$3,963	$3,956	(2)%	(2)%

North America	$971	$971	$1,018	—%	(5)%
International	2,900	2,992	2,938	(3)%	(1)%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
OFSE orders of $3,740 million for the fourth quarter of 2024 decreased by $67 million sequentially. Subsea and Surface Pressure Systems orders were $802 million, up 3% sequentially, and up 23% year-over-year.
OFSE revenue of $3,871 million for the fourth quarter of 2024 was down 2% sequentially, and down 2% year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
North America revenue was $971 million, flat sequentially. International revenue was $2,900 million, down 3% sequentially, driven by declines in Europe/CIS/Sub-Saharan Africa region partially offset by growth in Middle East/Asia and Latin America.
Segment operating income for the fourth quarter was $526 million, a decrease of $22 million, or 4%, sequentially. Segment EBITDA for the fourth quarter of 2024 was $755 million, a decrease of $10 million, or 1% sequentially. The sequential decrease in segment operating income and EBITDA was driven by lower volume, partially mitigated by positive price and productivity from structural cost-out initiatives.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Orders	$3,756	$2,868	$3,030	31%	24%
Revenue	$3,492	$2,945	$2,879	19%	21%
Operating income	$584	$474	$412	23%	42%
Operating margin	16.7%	16.1%	14.3%	0.6pts	2.4pts
Depreciation & amortization	$56	$54	$51	4%	8%
EBITDA*	$639	$528	$463	21%	38%
EBITDA margin*	18.3%	17.9%	16.1%	0.4pts	2.2pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,865	$1,088	$1,297	71%	44%
Gas Technology Services	902	778	808	16%	12%
Total Gas Technology	2,767	1,866	2,105	48%	31%
Industrial Products	515	494	514	4%	—%
Industrial Solutions	320	293	288	9%	11%
Total Industrial Technology	835	787	802	6%	4%
Climate Technology Solutions	154	215	123	(28)%	25%
Total Orders	$3,756	$2,868	$3,030	31%	24%

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,663	$1,281	$1,206	30%	38%
Gas Technology Services	796	697	714	14%	11%
Total Gas Technology	2,459	1,978	1,920	24%	28%
Industrial Products	548	520	513	5%	7%
Industrial Solutions	282	257	276	10%	2%
Total Industrial Technology	830	777	789	7%	5%
Climate Technology Solutions	204	191	170	7%	20%
Total Revenue	$3,492	$2,945	$2,879	19%	21%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
IET orders of $3,756 million for the fourth quarter of 2024 increased by $726 million, or 24% year-over-year. The increase was driven primarily by GTE orders which were up $568 million, or 44% year-over-year.
IET revenue of $3,492 million for the fourth quarter of 2024 increased $613 million, or 21% year-over-year. The increase was driven primarily by Gas Technology, up 28% year-over-year.
Segment operating income for the quarter was $584 million, an increase of $172 million, or 42% year-over-year. Segment EBITDA for the quarter was $639 million, an increase of $176 million, or 38% year-over-year. The year-over-year increase in segment operating income and segment EBITDA was driven by increased volume primarily from higher proportionate growth in GTE, positive pricing, and productivity, partially offset by cost inflation.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results

2024 Total Year Results

(in millions)	Twelve Months Ended		Variance
	December 31, 2024	December 31, 2023	Year-over-year
Oilfield Services & Equipment	$15,240	$16,344	(7)%
Industrial & Energy Technology	13,000	14,178	(8)%
Orders	$28,240	$30,522	(7)%

Oilfield Services & Equipment	$15,628	$15,361	2%
Industrial & Energy Technology	12,201	10,145	20%
Segment Revenue	$27,829	$25,506	9%

Oilfield Services & Equipment	$1,988	$1,746	14%
Industrial & Energy Technology	1,830	1,310	40%
Corporate (1)	(363)	(380)	5%
Inventory impairment (2)	(73)	(35)	(110)%
Restructuring, impairment & other	(301)	(323)	7%
Operating income	3,081	2,317	33%
Adjusted operating income *	3,455	2,676	29%
Depreciation & amortization	1,136	1,087	4%
Adjusted EBITDA *	$4,591	$3,763	22%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
(1)Corporate costs are primarily reported in "Selling, general and administrative" in the consolidated statements of income (loss).
(2)Charges for inventory impairments are reported in "Cost of goods sold" in the consolidated statements of income (loss).

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted operating income; EBITDA; EBITDA margin; adjusted EBITDA; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of GAAP and Adjusted Operating Income

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2024	2024	2023	2024	2023
Operating income (GAAP)	$665	$930	$651	$3,081	$2,317
Restructuring, impairment & other	281	—	163	301	323
Inventory impairment (1)	73	—	2	73	35
Total operating income adjustments	354	—	165	375	358
Adjusted operating income (non-GAAP)	$1,019	$930	$816	$3,455	$2,676
(1)Charges for inventory impairments are reported in "Cost of goods sold" in the consolidated statements of income (loss).
Table 1a reconciles operating income, which is the directly comparable financial result determined in accordance with GAAP, to adjusted operating income. Adjusted operating income excludes the impact of certain identified items.
Table 1b. Reconciliation of Net Income Attributable to Baker Hughes to EBITDA and Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2024	2024	2023	2024	2023
Net income attributable to Baker Hughes (GAAP)	$1,179	$766	$439	$2,979	$1,943
Net income attributable to noncontrolling interests	11	8	11	29	27
Provision (benefit) for income taxes	(398)	235	72	257	685
Interest expense, net	54	55	45	198	216
Other non-operating (income) loss, net	(181)	(134)	84	(382)	(554)
Operating income (GAAP)	665	930	651	3,081	2,317
Depreciation & amortization	291	278	274	1,136	1,087
EBITDA (non-GAAP)	956	1,208	926	4,216	3,405
Total operating income adjustments (1)	354	—	165	375	358
Adjusted EBITDA (non-GAAP)	$1,310	$1,208	$1,091	$4,591	$3,763
(1)See Table 1a for the identified adjustments to operating income.
Table 1b reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to EBITDA. Adjusted EBITDA excludes the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Table 1c. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share amounts)	2024	2024	2023	2024	2023
Net income attributable to Baker Hughes (GAAP)	$1,179	$766	$439	$2,979	$1,943
Total operating income adjustments (1)	354	—	165	375	358
Other adjustments (non-operating) (2)	(189)	(99)	89	(335)	(554)
Tax adjustments (3)	(650)	(1)	(181)	(663)	(124)
Total adjustments, net of income tax	(485)	(100)	72	(623)	(320)
Less: adjustments attributable to noncontrolling interests	—	—	—	—	—
Adjustments attributable to Baker Hughes	(485)	(100)	72	(623)	(320)
Adjusted net income attributable to Baker Hughes (non-GAAP)	$694	$666	$511	$2,356	$1,622

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	999	999	1,010	1,001	1,015
Adjusted earnings per share - diluted (non-GAAP)	$0.70	$0.67	$0.51	$2.35	$1.60
(1)See Table 1a for the identified adjustments to operating income.
(2)All periods primarily reflect the net gain or loss on changes in fair value for certain equity investments.
(3)All periods reflect the tax associated with the other operating and non-operating adjustments. 4Q'24 and fiscal year 2024 include $664 million and 4Q'23 and fiscal year 2023 include $81 million, respectively, related to the release of valuation allowances for certain deferred tax assets.
Table 1c reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes. Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.
Table 1d. Reconciliation of Net Cash Flows From Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2024	2024	2023	2024	2023
Net cash flows from operating activities (GAAP)	$1,189	$1,010	$932	$3,332	$3,062
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(295)	(256)	(298)	(1,075)	(1,016)
Free cash flow (non-GAAP)	$894	$754	$633	$2,257	$2,045
Table 1d reconciles net cash flows from operating activities, which is the directly comparable financial result determined in accordance with GAAP, to free cash flow. Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023
Revenue	$7,364	$6,908	$6,835
Costs and expenses:
Cost of revenue	5,833	5,366	5,386
Selling, general and administrative	585	612	634
Restructuring, impairment and other	281	—	163
Total costs and expenses	6,699	5,978	6,183
Operating income	665	930	651
Other non-operating income (loss), net	181	134	(84)
Interest expense, net	(54)	(55)	(45)
Income before income taxes	792	1,009	522
Benefit (provision) for income taxes	398	(235)	(72)
Net income	1,190	774	450
Less: Net income attributable to noncontrolling interests	11	8	11
Net income attributable to Baker Hughes Company	$1,179	$766	$439

Per share amounts:
Basic income per Class A common share	$1.19	$0.77	$0.44
Diluted income per Class A common share	$1.18	$0.77	$0.43

Weighted average shares:
Class A basic	990	993	1,001
Class A diluted	999	999	1,010

Cash dividend per Class A common share	$0.21	$0.21	$0.20

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Year Ended December 31,
(In millions, except per share amounts)	2024	2023	2022
Revenue	$27,829	$25,506	$21,156
Costs and expenses:
Cost of revenue	21,989	20,255	16,756
Selling, general and administrative	2,458	2,611	2,510
Restructuring, impairment and other	301	323	705
Total costs and expenses	24,748	23,189	19,971
Operating income	3,081	2,317	1,185
Other non-operating income (loss), net	382	554	(911)
Interest expense, net	(198)	(216)	(252)
Income before income taxes	3,265	2,655	22
Provision for income taxes	(257)	(685)	(600)
Net income (loss)	3,008	1,970	(578)
Less: Net income attributable to noncontrolling interests	29	27	23
Net income (loss) attributable to Baker Hughes Company	$2,979	$1,943	$(601)

Per share amounts:
Basic income (loss) per Class A common share	$3.00	$1.93	$(0.61)
Diluted income (loss) per Class A common share	$2.98	$1.91	$(0.61)

Weighted average shares:
Class A basic	994	1,008	987
Class A diluted	1,001	1,015	987

Cash dividend per Class A common share	$0.84	$0.78	$0.73

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,
(In millions)	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$3,364	$2,646
Current receivables, net	7,122	7,075
Inventories, net	4,954	5,094
All other current assets	1,771	1,486
Total current assets	17,211	16,301
Property, plant and equipment, less accumulated depreciation	5,127	4,893
Goodwill	6,078	6,137
Other intangible assets, net	3,951	4,093
Contract and other deferred assets	1,730	1,756
All other assets	4,266	3,765
Total assets	$38,363	$36,945
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,542	$4,471
Short-term and current portion of long-term debt	53	148
Progress collections and deferred income	5,672	5,542
All other current liabilities	2,724	2,830
Total current liabilities	12,991	12,991
Long-term debt	5,970	5,872
Liabilities for pensions and other postretirement benefits	988	978
All other liabilities	1,359	1,585
Equity	17,055	15,519
Total liabilities and equity	$38,363	$36,945

Outstanding Baker Hughes Company shares:
Class A common stock	990	998

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,	Twelve Months Ended December 31,
(In millions)	2024	2024	2023
Cash flows from operating activities:
Net income	$1,190	$3,008	$1,970
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	291	1,136	1,087
Benefit for deferred income taxes	(706)	(671)	(59)
Gain on equity securities	(196)	(367)	(555)
Stock-based compensation cost	49	202	197
Property, plant and equipment impairment, net	77	77	(1)
Gain on business dispositions	—	—	(40)
Working capital	63	7	42
Other operating items, net	421	(60)	421
Net cash flows provided by operating activities	1,189	3,332	3,062
Cash flows from investing activities:
Expenditures for capital assets	(353)	(1,278)	(1,224)
Proceeds from disposal of assets	58	203	208
Proceeds from sale of equity securities	71	92	372
Proceeds from business dispositions	—	—	293
Net cash paid for acquisitions	—	—	(301)
Other investing items, net	6	(33)	(165)
Net cash flows used in investing activities	(218)	(1,016)	(817)
Cash flows from financing activities:
Repayment of long-term debt	(9)	(143)	(651)
Dividends paid	(208)	(836)	(786)
Repurchase of Class A common stock	(9)	(484)	(538)
Other financing items, net	(8)	(64)	(53)
Net cash flows used in financing activities	(234)	(1,527)	(2,028)
Effect of currency exchange rate changes on cash and cash equivalents	(37)	(71)	(59)
Increase in cash and cash equivalents	700	718	158
Cash and cash equivalents, beginning of period	2,664	2,646	2,488
Cash and cash equivalents, end of period	$3,364	$3,364	$2,646
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$307	$1,040	$595
Interest paid	$99	$298	$309

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Friday, January 31, 2025, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target", "goal" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the annual period ended December 31,2024; and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
•Economic and political conditions - the impact of worldwide economic conditions and rising inflation; the impact of tariffs and the potential for significant increases thereto; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
•Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
•Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2024 Results
•Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions for energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 346-297-2561
investor.relations@bakerhughes.com

Media Relations

Adrienne Lynch
+1 713-906-8407
adrienne.lynch@bakerhughes.com